Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Globalstar, Inc. on Post-Effective Amendment No. 2 to Form S-3 of our report dated February 25, 2016 on the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the 2015 Form 10-K of Globalstar, Inc., and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
February 26, 2016